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                                                                    EXHIBIT 32.3

                      LIBERTY PROPERTY LIMITED PARTNERSHIP

                           CERTIFICATIONS REQUIRED BY
            RULE 13A-14(B) UNDER THE SECURITIES EXCHANGE ACT OF 1934

________________________________________________________________________________

         In connection with the Quarterly Report of Liberty Property Trust (the "Company") on Form 10-Q for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, WILLIAM P. HANKOWSKY, Chief Executive Officer of Liberty Property Trust (the sole general partner of the Company), certify, in connection with Rule 13a-14(b) under the Securities Exchange Act of 1934, that based on my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ WILLIAM P. HANKOWSKY
William P. Hankowsky
___________________________________________________
Chairman, President and Chief Executive Officer
of Liberty Property Trust, its sole general partner

Date:  August 5, 2004